      As filed with the Securities and Exchange Commission on December 11, 1998,
                                                Registration No. 333-___________

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                          SECURITIES AND EXCHANGE COMMISSION
                               WASHINGTON, D.C.  20549

                                       FORM S-8
                                REGISTRATION STATEMENT
                           UNDER THE SECURITIES ACT OF 1933

                             HCC INSURANCE HOLDINGS, INC.
                (Exact name of registrant as specified in its charter)

       DELAWARE                                   76-0336636
(State of Incorporation)               (I.R.S. Employer Identification No.)

                    13403 NORTHWEST FREEWAY, HOUSTON, TEXAS  77040
                 (Address of principal executive offices)  (zip code)

                             HCC INSURANCE HOLDINGS, INC.
                                     401(k) PLAN
                               (Full title of the plan)

                           Copies of All Communications to:

CHRISTOPHER L. MARTIN, VICE PRESIDENT               ARTHUR S. BERNER, ESQ.
        AND GENERAL COUNSEL                     WINSTEAD SECHREST & MINICK P.C.
      13403 NORTHWEST FREEWAY                    910 TRAVIS STREET, SUITE 2400
       HOUSTON, TEXAS  77040                          HOUSTON, TEXAS 77002
         (713) 690-7300                                  (713) 650-2729
 (Name and address and telephone
   number, including area code,
     of agent for service)

--------------------------------------------------------------------------------
                        CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------

                                                    Proposed
    Title of                        Proposed         Maximum
   Securities        Amount          Maximum        Aggregate       Amount of
      Being           Being      Offering Price     Offering      Registration
   Registered     Registered(1)   Per Share(2)       Price(2)         Fee(3)
--------------------------------------------------------------------------------
 Common Stock,
 $1.00 par value
 per share          1,000,000        $17.625        17,625,000      $4,899.75
--------------------------------------------------------------------------------


(1) Pursuant to Rule 416 under the Securities Act of 1933, as amended, (the "Securities Act") this registration statement also covers an indeterminate number of shares as may be required to cover possible adjustments under the Plan by reason of any stock dividend, stock split, share combination, exchange of shares, recapitalization, merger, consolidation, separate reorganization or the like of or by the Registrant. In addition, pursuant to Rule 416(c) of the Securities Act, the registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Plan described herein.

(2) Estimated solely for the purposes of calculating the registration fee pursuant to Rule 457(h), based on the average of the high and low prices of the Common Stock of the Registrant on the New York Stock Exchange on December 9, 1998.

(3) Pursuant to Rule 457(h)(2) of the Securities Act, no separate fee is required with respect to the plan interests being registered herein.

                                        PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1.   Plan Information*

ITEM 2.   Registrant Information and Employee Plan Annual Information*

---------------
* Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with the Note to Part I of Form S-8.

                                       PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents (as filed with the Securities and Exchange Commission (the "Commission") by the Registrant) are incorporated by reference in this Registration Statement:

     (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1997.

     (b) The Plan's Annual Report on Form 11-K for the fiscal year ended December 31, 1997 being filed concurrently herewith.

     (c) All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since December 31, 1997.

     (d) The description of the Common Stock contained in the Registrant's Prospectus filed with the Commission on September 3, 1993 as part of the Registrant's Registration Statement on Form S-1 (Registration No. 33-67342).

     (e) All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

     Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Registrant is incorporated under the laws of the State of Delaware.
Section 145 of the General Corporation Law of the State of Delaware ("Section 145") provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or enterprise, including an employee benefit plan. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was unlawful, except that no indemnification shall be made in connection with any action or suit by or in the right of the corporation to procure a judgment in its favor in respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses that such court deems proper. The termination of any action, suit, or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

     Section 145 also provides that to the extent that a director, officer, employee or agent of the corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to above, or in defense of any claim, issue or matter therein, the corporation must indemnify him against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

     Section 145 further provides that any indemnification (unless ordered by a court) must be made only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth above. Such determination must be made (i) by a majority vote of the directors who were not parties to such action, suit or proceeding, even though less than a quorum, or (ii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (iii) by the stockholders.

     Section 145 also provides that expenses (including attorneys' fees) incurred by an officer or director in defending or settling any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding, upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it is ultimately determined that he is not entitled to be indemnified by the corporation.

     Section 145 further provides that the indemnification and advancement of expenses provided by, or granted pursuant to, Section 145 shall not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

     Article IX of the Registrant's Certificate of Incorporation, as amended and restated, requires the Registrant to indemnify the Registrant's directors and officers to the extent permitted under Section 145.

     Article VIII of the Registrant's Bylaws also provides that the Registrant shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding whether civil, criminal, administrative, or investigative, by reason of the fact that he is or was a director or officer of the Registrant, or is or was serving at the request of the Registrant as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, or other enterprise, in accordance with provisions corresponding to Section 145. However, such Article requires that the determination of whether a person is entitled to indemnification is to be made, unless ordered by a court: (i) by a majority vote of a quorum consisting of directors who at the time of the vote are not parties to the proceeding; (ii) if such quorum cannot be obtained, or even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion; or (iii) by the stockholders of the Registrant. Further, the Registrant's Bylaws provide that any person, other than an officer or director, who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative, by reason of the fact that he is or was an employee or agent of the Registrant, or was serving at the request of the Registrant as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, or other enterprise, and who desires indemnification shall make written application for such indemnification to the Board of Directors for its determination that indemnification is appropriate, and if so, to what extent.

     Section 145 further provides that a corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the authority to indemnify him against such liability and expenses under the provisions described in the preceding paragraphs. The Registrant maintains liability insurance covering its directors and officers.

     Section 102(b)(7) of the General Corporation Law of the State of Delaware permits a Delaware corporation to include a provision in its Certificate of Incorporation eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,
(iii) pursuant to Section 174 of the General Corporation Law of the State of Delaware (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions), or (iv) for any transaction from which the director derived an improper personal benefit.
Article X of the Registrant's Certificate of Incorporation eliminates liability of directors of the Registrant to the Registrant or its shareholders for monetary damages for breach of fiduciary duty to the extent permitted by
Section 102(b)(7) of the General Corporation Law of the State of Delaware.

     The foregoing discussion is qualified in its entirety by reference to the General Corporation Law of the State of Delaware and the Registrant's Certificate of Incorporation and Bylaws.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

ITEM 8.  EXHIBITS.

  EXHIBIT NUMBER                      DESCRIPTION

       23.1 Consent of PricewaterhouseCoopers LLP, independent certified public accountants - filed herewith.

       23.2 Consent of KPMG Peat Marwick LLP, independent certified public accountants - filed herewith.

        24           Powers of Attorney - filed herewith.

     The undersigned Registrant hereby undertakes to submit the HCC Insurance Holdings, Inc. 401(k) Plan to the Internal Revenue Service ("IRS") in a timely manner and to make all changes required by the IRS in order to qualify the HCC Insurance Holdings, Inc. 401(k) Plan under Section 401 of the Internal Revenue Code of 1986, as amended.

ITEM 9.  UNDERTAKINGS.

     The undersigned Registrant hereby undertakes:

     (a)(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

               (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof), which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

               (iii) to include any information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in the Registration Statement;

                      provided, however, that paragraphs (a)(1)(i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or
                      Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) That, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions described in Item 6 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer of controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


                                      SIGNATURES

     THE REGISTRANT. Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized in the City of Houston, State of Texas, on December 10, 1998.

                                        HCC INSURANCE HOLDINGS, INC.



                                        /s/  STEPHEN L. WAY                  *
                                        --------------------------------------
                                        By:  Stephen L. Way
                                             Chairman of the Board and
                                             Chief Executive Officer

     Pursuant to the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.



SIGNATURE                                  TITLE                                              DATE
---------                                  -----                                              ----
 /s/ STEPHEN L. WAY               *  Chairman of the Board and                            December 10, 1998
 ---------------------------------   Chief Executive Officer
 Stephen L. Way                      (Principal Executive Officer)


 /s/ JAMES M. BERRY               *  Director                                             December 10, 1998
 ---------------------------------
 James M. Berry

 /s/ FRANK J. BRAMANTI            *  Executive Vice President and  Director               December 10, 1998
 ---------------------------------
 Frank J. Bramanti

 /s/ PATRICK B. COLLINS           *   Director                                            December 10, 1998
 ---------------------------------
 Patrick B. Collins

 /s/ J. ROBERT DICKERSON          *  Director                                             December 10, 1998
 ---------------------------------
 J. Robert Dickerson

 /s/ EDWARD H. ELLIS, JR.         *  Senior Vice President and Chief Financial Officer    December 10, 1998
 ---------------------------------   (Chief Accounting Officer)
 Edward H. Ellis, Jr.

 /s/ EDWIN H. FRANK, III          *  Director                                             December 10, 1998
 ---------------------------------
 Edwin H. Frank, III

 /s/ ALAN W. FULKERSON            *  Director                                             December 10, 1998
 ---------------------------------
 Alan W. Fulkerson

 /s/ WALTER J. LACK               *  Director                                             December 10, 1998
 ---------------------------------
 Walter J. Lack


                                        6

 /s/ STEPHEN J. LOCKWOOD          *  Director and Vice Chairman                           December 10, 1998
 ---------------------------------
 Stephen J. Lockwood

 /s/ JOHN N. MOLBECK, JR.            President and Director                               December 10, 1998
 ---------------------------------
 John N. Molbeck, Jr.

 /s/ PETER B. SMITH, JR.          *  Executive Vice President and Director                December 10, 1998
 ---------------------------------
 Peter B. Smith, Jr.

 /s/ HUGH T. WILSON               *  Director                                             December 10, 1998
 ---------------------------------
 Hugh T. Wilson






*By:  /s/ JOHN N. MOLBECK, JR.
    ------------------------------
      John N. Molbeck, Jr.
      Attorney-in-Fact


     THE PLAN. Pursuant to the requirements of the Securities Act, the trustees (or other persons who administer the employee plan) have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on December 10, 1998.


                              HCC INSURANCE HOLDINGS, INC.
                              401(k) PLAN


                                   By: HCC Insurance Holdings, Inc.,
                                   Administrator


                                        By:    /s/ John N. Molbeck, Jr.
                                              -------------------------
                                        Name:  John N. Molbeck, Jr.
                                              -------------------------
                                        Title: President
                                              -------------------------

                         HCC INSURANCE HOLDINGS, INC.
                                 401(k) PLAN


                                EXHIBIT INDEX

EXHIBIT NO.                   DESCRIPTION OF EXHIBIT
-----------                   ----------------------
   23.1                       Consent of PricewaterhouseCoopers LLP

   23.2                       Consent of KPMG Peat Marwick LLP

   24                         Powers of Attorney